UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 7, 2009

A&J VENTURE CAPITAL GROUP INC.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

Sickingenstrasse 18, Heidelberg, Germany, 69126

(Address of principal executive offices)

+49 6221 7195661

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 5, 2009 the Company’s Board of Directors approved the engagement of R.R. Hawkins & Associates International (“Hawkins”) to continue as the Company’s independent registered public accountant for the fiscal year ending June 30, 2009 and approved of the dismissal of Ronald R. Chadwick, P.C. (“Chadwick”).

Chadwick review reports on our financial statements for the period ended June 30, 2008, June 2007 and the subsequent interim periods through the date of resignation, declination, or dismissal, did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company ability to continue as a going concern. Furthermore, there were no disagreements between us and Chadwick relating to the fiscal periods reviewed or any subsequent interim period through to the date on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chadwick would have caused them to make reference to such disagreements in their reports.

Prior to engaging Hawkins, the Company did not consult with Hawkins regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Hawkins on the Company's financial statements, and Hawkins did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided Chadwick with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Chadwick furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. However, Chadwick has not responded to our request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A & J Venture Capital Group, Inc.

By:  /s/ Andreas Klimm

Andreas Klimm

Director & President

Date: October 9, 2009

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